Exhibit 10.3

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of March 31, 2006, by and between RAY DOLBY AND DAGMAR DOLBY, AS TRUSTEES OF THE DOLBY FAMILY TRUST, DATED MAY 7, 1999, and RAY AND DAGMAR DOLBY REAL ESTATE INVESTMENTS, L.P., a California limited partnership (collectively, “Landlord”), and DOLBY LABORATORIES, INC., a California corporation, (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of December 31, 2005 (the “Original Lease”), whereby Landlord leased to Tenant certain premises (“Premises”), commonly known as 100 Potrero Avenue, San Francisco, California, more particularly described in the Original Lease.

B. Landlord and Tenant now desire to amend the Original Lease as provided in Section 2.2(b) of the Original Lease pursuant to the terms, covenants and conditions set forth herein.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1. Defined Terms. Unless otherwise expressly set forth herein, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Lease. As used herein and in the Original Lease, the term “Lease” shall mean the Original Lease as amended hereby.

2. Measurement of Premises.

(a) Landlord caused its representative to meet with Tenant’s Architect to review the calculation of the rentable area of the Premises made by Tenant’s Architect, and Tenant’s Architect provided additional information concerning such calculation to Landlord and Tenant. As a result of such meeting and review of such calculation, Landlord and Tenant hereby agree that the correct measurement of the rentable area of the Premises is seventy thousand four hundred sixteen (70,416) square feet. Accordingly, the phrase “69,641 square feet (subject to adjustment pursuant to Section 2.2)” set forth in the Basic Lease Information of the Original Lease is hereby deleted and replaced with “70,416 square feet”.

3. Rent. As a result of the increase in the rentable area of the Premises pursuant to Section 2 above, the Base Rent shall be increased to Nine Hundred Eighty-Five Thousand Eight Hundred Twenty-Four and 00/100 Dollars ($985,824.00) annually, payable in monthly installments of Eighty-Two Thousand One Hundred Fifty-Two and 00/100 Dollars ($82,152.00), to reflect the additional 775 square feet included in the revised measurement of the Premises.

(a) Accordingly, the Base Rent as set forth in the Basic Lease Information of the Original Lease is hereby deleted and replaced with the following:

Monthly: $82,152.00

Annual: $985,824.00

(b) The Base Rent adjustment pursuant to this Section 3 is retroactive to the Commencement Date, thus (i) Tenant shall pay the increased monthly Base Rent commencing with the monthly installment of Base Rent due on April 1, 2006, and (ii) Tenant shall pay to Landlord, no later than May 1, 2006, the additional Base Rent owed for the period January 1, 2006 through March 31, 2006, in the amount of Two Thousand Seven Hundred Twelve and 51/100 Dollars ($2,712.51), as a result of the adjustment of the rentable square footage of the Premises pursuant to this Amendment.

4. No Further Adjustment Pursuant to Section 2.2 of Original Lease. Landlord and Tenant agree that the adjustment of the rentable square footage of the Premises and Base Rent pursuant to this Amendment is made pursuant to Section 2.2 of the Original Lease and that no further adjustment of the rentable square footage of the Premises or Base Rent shall be made pursuant to Section 2.2 of the Original Lease.

5. Ratification; Miscellaneous. Except as expressly modified hereby, the Original Lease shall remain unmodified and in full force and effect. This Amendment, after due execution by each party, may be delivered via electronic or facsimile transmission, with original signatures to follow, and in any number of counterparts, each of which shall be considered an original and all of which, taken together, shall constitute one and the same instrument.

[Signatures appear on next page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the date set forth above.

LANDLORD:

/s/ Ray Dolby
RAY DOLBY, as Trustee of the Dolby Family Trust, dated May 7, 1999

/s/ Dagmar Dolby
DAGMAR DOLBY, as Trustee of the Dolby Family Trust, dated May 7, 1999

RAY AND DAGMAR DOLBY REAL ESTATE INVESTMENTS, L.P., a California limited partnership

	By	/s/ Ray Dolby
Ray Dolby, as Trustee of the Dolby Family Trust, dated May 7, 1999, its general partner

	By	/s/ Dagmar Dolby
Dagmar Dolby, as Trustee of the Dolby Family Trust, dated May 7, 1999, its general partner

TENANT:	DOLBY LABORATORIES, INC., a California corporation

	By	/s/ N. W. Jasper, Jr.
N. William Jasper, Jr.
President and CEO

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